UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2004

Ocular Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22623	94-2985696

(Commission File Number)	(IRS Employer Identification No.)

1855 GATEWAY BOULEVARD, SUITE 700,
CONCORD, CALIFORNIA	94520

(Address of principal executive offices)	(Zip Code)

(925) 969-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS

Institutional Shareholder Services (“ISS”) has requested that Ocular Sciences, Inc., (“the Company”) provide ISS with additional information regarding the fees paid to the Company's independent public accountants, KPMG LLP, reported in the Company's definitive proxy statement dated April 22, 2004. ISS has also requested that the Company publish this information either in a Form 8-K filing or in a press release. Pursuant to these requests, the Company has set forth below additional detail regarding the fees paid to KPMG LLP in 2003.

2003
Audit Fees	$835,266
Audit-Related Fees	50,000
Tax Fees — Preparation and Compliance	271,246

Total Audit, Audit-Related and Tax Preparation and Compliance Fees	1,156,512

Other Non-Audit Fees:
Tax Fees — Other	745,394
All Other Fees	10,656

Total Other Non-Audit Fees	756,050

Total Fees	$1,912,562

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR SCIENCES, INC.

Date: May 6, 2004	By:	/s/ Steven M. Neil

Steven M. Neil Chief Financial Officer